UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 19, 2015

FORTINET, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Kifer Road

Sunnyvale, CA 94086

(Address of principal executive offices, including zip code)

(408) 235-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Fortinet, Inc. (“Fortinet” or the “Company”) held on June 19, 2015 (the “Annual Meeting”), there were present in person or by proxy, holders of 160,517,415 shares of common stock, or approximately 95% of the total outstanding shares eligible to be voted. The holders present voted on the three proposals presented at the Annual Meeting as follows:

Proposal One – Election of Directors

Fortinet’s stockholders approved the election of two Class III directors to Fortinet’s Board of Directors by the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ken Xie	134,651,410	4,070,566	15,970	21,779,469
Hong Liang Lu	137,570,955	1,151,522	15,469	21,779,469

Proposal Two – Ratification of Appointment of Independent Registered Accounting Firm

Fortinet’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015 by the following votes:

Votes For	Votes Against	Abstentions
159,440,717	1,051,747	24,951

Proposal Three – Advisory Vote on Executive Compensation

Fortinet’s stockholders cast their votes with respect to the advisory vote on Fortinet’s executive compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
138,061,445	577,124	99,377	21,779,469

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTINET, INC.

By:	/s/ JOHN WHITTLE
John Whittle Vice President and General Counsel

Date: June 19, 2015